Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

BETWEEN

S-J REALTY MANAGEMENT LLC, PURCHASER,

AND

ARMSTRONG WORLD INDUSTRIES, SELLER

2913 SPOOKY NOOK ROAD, MANHEIM, PA

-i-

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale is made as of the later of the dates on which the parties hereto have executed this Agreement, as set forth below (the “Effective Date”), by and between S-J REALTY MANAGEMENT LLC, a New Jersey limited liability company (“Purchaser”), and ARMSTRONG WORLD INDUSTRIES, a Pennsylvania_corporation, debtor and debtor-in-possession operating under Chapter 11 of the Bankruptcy Code (“Seller”).

Purchaser agrees to purchase, and Seller agrees to sell, subject to the terms and conditions herein, the following property (the “Property”): (i) that certain improved real property (the “Real Property”), situated in the Township of East Hempfield, County of Lancaster, Commonwealth of Pennsylvania, containing approximately 67 acres of land and legally described on Exhibit A to be attached hereto and made a part hereof upon completion of the survey described herein, and located at 2913 Spooky Nook Road improved by (the “Improvements”) containing a warehouse building of approximately 594,000 square feet, having a tax parcel number of 290-60921-0-0000, together with all rights, privileges, easements and appurtenances thereto, including any and all mineral rights, development rights, air rights, and the like and all right, title and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Real Property; (ii) all the landlord’s interest in the leases and other occupancy agreements and all amendments and modifications thereto, if any at time of Closing, and all security deposits and prepaid rent, if any thereunder; (collectively, the “Leases”), and all security deposits and prepaid rent, if any thereunder; and (iii) Seller’s right title and interest in all personal property material to the operation and management of the Property (the “Personal Property”), including, without limitation the plans and specifications, all architectural and engineering studies, reports, drawings and prints relating to the Property in Seller’s possession, if any, any warranties relating to the Real Property or the Personal Property, if any, and all licenses, permits and other written authorizations necessary for the zoning, land use, operation, ownership, construction and maintenance of the Property in the Seller’s possession, if any.

1. Consideration. The purchase price for the Property shall be Twenty Million Two Hundred Seventeen Thousand Five Hundred Fifty-Two and no/100 Dollars ($20,217,552.00) (the “Purchase Price”), payable in full at Closing (as hereinafter defined) plus or minus prorations, by wire transfer of funds.

2. Deposit. Within five (5) business days after the Effective Date, Purchaser shall deposit the sum of One Hundred Thousand and no/100 Dollars ($100,000.00 (the “Deposit”) with CB Title Group LLC (the “Escrow Holder”), to secure Purchaser’s performance hereunder. The Deposit shall be held in an interest-bearing investment approved by Purchaser pursuant to Escrow Instructions in the form of Schedule 2, which shall be executed by the parties hereto and, upon receipt of the Deposit, the Escrow Holder. At Closing, the Deposit plus any interest earned thereon shall be applied against the Purchase Price.

3. Review of Property.

3.1 Intentionally Omitted;

3.2 Within ten (10) business days after the Effective Date, Seller shall deliver to Purchaser copies of any documents in Seller’s possession relating to the Property, including, but not limited to, if available: (i) surveys; (ii) real and personal property tax bills; (iii) mechanical, electrical and structural plans and specifications, including as-builts; (iv) applicable flood plain map, if available; (v) warranties; (vi) reports of an engineer’s inspection of the structural aspects and mechanical systems of the Improvements; (vii) soils and geotechnical reports; (viii) reports, studies, assessments, test results or other documents relating to the environmental condition of the Property if available; (ix) building permits and certificates of occupancy if available; and (x) all other contracts or other documents of material importance to the Property.

3.3 Seller shall provide Purchaser and its agents, employees or contractors (collectively either in the case of Purchaser or Seller, “Agents”) with access to the Property to inspect and test each and every part thereof to determine its present condition and to show the Property to prospective tenants. Without limiting the foregoing, prior to any entry, Purchaser shall give Seller notice thereof, including in the case of on-site testing the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove the scope and methodology of such proposed testing within three (3) business days after receipt of such notice, such approval not to be unreasonably withheld; Seller’s failure to notify Purchaser of its disapproval shall be deemed to be Seller’s approval thereof. The Purchaser shall cause any person or company performing the inspection or any part thereof to maintain insurance for worker’s compensation, public liability and property damage, including automobile coverage, in an amount for each policy that is not less than Two Million Dollars ($2,000,000) combined single limit. Such policies shall be primary and non-contributory. The policies of insurance required hereunder shall be issued by a company or companies with an AM Best rating of no less than “A” and licensed to do business in the Commonwealth of Pennsylvania. Seller shall be named as an additional insured under the public liability insurance. Purchaser shall be named as an additional insured when appropriate based on the type of insurance. Purchaser shall provide Seller with copies of certificates of insurance prior to the commencement of any work, and shall provide Seller with thirty days (30) prior written notice of any cancellation or non-renewal. Purchaser shall indemnify, defend and hold Seller harmless from and against any costs damage, liability, loss, expense, lien or claim (including, without limitation, reasonable attorney’s fees) caused by any entry on the Property by Purchaser and its Agents in the course of performing the inspections, testing or inquiries provided for in this Agreement, including without limitation, damage to the Property, bodily injury or release of “Hazardous Materials” (as hereinafter defined) onto the Property, but excluding any costs incurred by Seller in supervising Purchaser’s testing. The foregoing indemnity shall survive the Closing. Anything to the contrary in foregoing notwithstanding, after the expiration of the Review Period (as hereinafter defined) Purchaser’s access to the Property shall be limited to the purposes of showing the Property to prospective tenants and obtaining such information as may be required by Purchaser’s lender. “Hazardous Materials” shall mean any flammable explosives, petroleum or petroleum by-products, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, radioactive materials or wastes, hazardous materials or wastes, toxic materials or wastes, asbestos, asbestos-containing materials, PCBs, or other similar materials or wastes.

3.4 The period from beginning on the Effective Date and ending forty-five (45) days after the later to occur of the Effective Date or the date on which Seller certifies to Purchaser that it has made all deliveries available to it under Paragraphs 3.1 and 3.2 is referred to as the “Review Period.” Purchaser shall have until 5:00 p.m. Eastern Standard Time on the last day of the Review Period to determine in its sole discretion whether the Property is suitable for Purchaser’s intended use and supports the proposed purchase price. If Purchaser shall conclude in its sole discretion that such is not the case, Purchaser shall so notify Seller (the “Review Period Notice”) prior to the expiration of the Review Period. If Purchaser gives the Review Period Notice within the Review Period or if Purchaser’s notice contains any terms or conditions (“Purchaser’s Conditional Response”) and said terms and conditions are not accepted by Seller by notice given to Purchaser on or before 5:00 p.m. Eastern Standard Time on the fifth (5th) business day after delivery of the Purchaser’s Conditional Response (“Seller’s Conditional Response Period”), then this Agreement shall be deemed terminated upon the delivery of the Review Period Notice or the expiration of Seller’s Conditional Response Period or, if earlier, upon Purchaser’s receipt of Seller’s written rejection of any of the terms of Purchaser’s Conditional Response, as the case may be, in which event this Agreement will terminate without liability on the part of Seller or Purchaser, other than Purchaser’s indemnity contained in Paragraph 3.3 hereof, and the Deposit shall be returned to Purchaser as provided in the Escrow Instructions. In the event Purchaser does not deliver the Review Period Notice or Seller accepts Purchaser’s Conditional Response within Seller’s Conditional Response Period, Purchaser will be deemed to have elected to proceed with the transaction upon the terms and conditions contained in this Agreement, as so modified and this Paragraph 3.4 shall have no further force and effect.

4. Title.

4.1 To the extent not previously ordered or delivered, Purchaser shall, upon the Effective Date, order: (i) a title commitment on the Property from CB Title Group LLC (the “Title Insurer”); (ii) legible copies of all documents relating to title exceptions referred to in such commitment; and (iii) a current survey meeting the requirements set forth in Schedule 4.1 attached hereto. Purchaser shall have within thirty (30) days after the Effective Date in which to notify Seller in writing of any objection Purchaser may have to any exceptions reported in the title commitment or matter shown on the survey, which notice shall include, if not previously delivered to Seller, a copy of the title commitment, all exceptions noted therein, and the survey (“Title Objection Notice”). Other than Curable Title Exceptions (as hereinafter defined) which Seller hereby obligates itself to remove at its sole cost and expense and in a manner reasonably satisfactory to Purchaser, within fifteen (15) days of receipt of the Title Objection Notice, Seller shall notify Purchaser in writing of either its willingness to cure any title or survey defect so objected to by Purchaser in a manner reasonably satisfactory to Purchaser or promptly notify Purchaser that it is unable or unwilling (in its sole discretion) to cure such defects. Except in the case of Curable Title Exceptions, Purchaser, within three (3) business days of receipt of such Seller’s notice, shall, as its exclusive remedy, elect by written notice to Seller to do one of the following: (i) waive such title and survey objections and proceed to Closing, (ii) cure the same, at its sole cost and expense or (iii) terminate this Agreement (“Title Response Notice”). Except in the case of Curable Title Exceptions, failure by Purchaser to send the Title Objection Notice or Title Response Notice to Seller shall be deemed a waiver of its right to terminate this Agreement under this Paragraph 4. The commitment shall be for an ALTA Owner’s Form 1992 Policy (or its equivalent) with all general exceptions deleted in an amount equal to the Purchase Price. If the objected to exceptions which Seller is unable or unwilling to remove relate to any

(i) financing liens, mechanics’ and materialmen’s liens caused by Seller or its Agents, (ii) tax liens relating to the Property, (iii) liens or other title exceptions resulting solely from acts of Seller or its Agents occurring on or after the Effective Date or (iv) other liens or encumbrances which secure other monetary obligations which in the aggregate do not exceed $1,000,000 (collectively, “Curable Title Exceptions”), Purchaser may discharge the same at Closing and deduct the cost to do so from the Purchase Price and Seller shall cooperate with Purchaser in doing so. All title exceptions and survey matters not objected to pursuant to this Paragraph and those which Seller cannot or is unwilling to remove (other than Curable Title Exceptions) and to which Purchaser agrees to take subject shall be deemed permitted exceptions. Purchaser shall not have the right to object to title or to terminate this Agreement by reason of any title exceptions which are caused by Purchaser or its Agents.

4.2 Purchaser’s title insurance policy to be issued at Closing shall contain (to the extent available in the applicable jurisdiction): (i) an affirmative endorsement insuring Purchaser that there are no violations of any restrictive covenants affecting the Property, (ii) a zoning endorsement (completed structures, including parking and loading docks), (iii) an access endorsement insuring vehicular and pedestrian access to all contiguous streets from all present points of entry; (iv) a contiguity endorsement, if applicable; (v) a survey endorsement; (vi) a location endorsement; (vii) an endorsement deleting the creditor’s rights exception; and, (viii) such other endorsements as Purchaser reasonably requires. Seller shall cooperate with Purchaser in order for Purchaser to obtain its title policy in the required form, including, if necessary, by completing and executing the title company’s standard forms and affidavits. Purchaser shall pay for the costs associated with obtaining such endorsements and shall be responsible, at its expense, for obtaining any information necessary to obtain such endorsements..

5. Representations and Warranties of Seller and Purchaser.

5.1 Seller hereby warrants and represents to Purchaser as follows which representations are deemed to be remade by Seller at Closing and shall survive the Closing for a period of two (2) years:

5.1.1 To Seller’s knowledge there are no physical, structural, or mechanical defects currently existing on the Property nor do any conditions currently exist which would adversely affect the insurability thereof.

5.1.2 To Seller’s knowledge, no notice of any statute or code violation pertaining to the Property, which has not been previously cured, has been received by Seller.

5.1.3 There are no outstanding letters of intent or lease proposals for future occupancy at the Property.

5.1.4 All equipment leases or contracts for services relating to the Property (including, without limitation, any management, leasing, service or maintenance agreements) (“Service Contracts”), shall be terminated by Seller prior to the Closing.

5.1.5 To the best of Seller’s knowledge, there are no special assessments, special tax districts or outstanding obligations (contingent or otherwise) to governmental entities (collective “Assessments”) with respect to the Property or any part thereof, nor are there any pending condemnation actions, nor are there any Assessments or condemnation actions being contemplated; the Property is separately assessed for real estate tax purposes and not combined with any other property for such purposes.

5.1.6 The Property is served with public water and sewer. To the best of Seller’s knowledge, all water, sewer, gas, electric, telephone, drainage facilities and all other utilities required by law or by the normal operation of the Property are installed across public property or valid easements to the property lines of the Property.

5.1.7 To the best of Seller’s knowledge, Seller has obtained all licenses, permits, easements, and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties to permit the present use of the Property and to insure vehicular and pedestrian ingress and egress to the Property from public roads at all access points currently being used.

5.1.8 The sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax law applicable to Seller or the Property.

5.1.9 Upon approval, consent and ratification of the Seller’s Board of Directors, and approval of the Bankruptcy Court, as described in Section 8.9 below, this Agreement shall have been duly authorized, executed and delivered by Seller and be the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, and the execution and delivery of this Agreement does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject; and that all the documents to be delivered by Seller to Purchaser at Closing will, at Closing, be duly authorized, executed and delivered by Seller, will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms and will be sufficient to convey good and marketable title to Purchaser, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

5.1.10 There are no employees of the Property or Seller who will become employees of Purchaser or for which Purchaser shall be responsible in any way.

5.1.11 There are no collective bargaining agreements, other union contracts of any nature, pension plans or other benefit plans of any nature in existence to which Seller is a party and which affect the Property or the operation thereof after the Closing.

5.1.12 Intentionally Omitted.

5.1.13 Seller has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than any party to be paid a commission pursuant to Paragraph 6.11.

5.1.14 To the best of Seller’s knowledge, except for personal injury or property damage actions for which there is adequate insurance coverage and where the insurance carrier has accepted the tender of the defense without reservation, there is no pending action, suit or proceeding against or affecting the Property in any court or before or by any federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality nor has Seller received any written notice threatening any such action, suit or proceeding against the Property.

5.1.15 There are no leases or other occupancy agreements affecting the Property except for two leases for a portion of the Property, one of which is for the farmhouse and the other is for farmland, which Seller can terminate upon ninety (90) days notice if Buyer desires such leases to be terminated, and Seller has granted no options or rights of first refusal to acquire any interest in the Property. Copies of said leases are attached hereto as Schedule 5.1.15.

5.1.16 The Property is zoned General Industrial (1-2) and is being used for industrial purposes. Seller has not received any written notice from any party alleging that the Property or its current uses are in violation of any zoning, building, health, traffic, flood control or all other applicable rules, regulations, codes, ordinances, or statutes of any local, state or federal authority or any other governmental authority (collectively, the “Laws”) asserting jurisdiction over the Property, which violations, if any, have not heretofore been corrected in all material respects.

5.1.17 Intentionally Omitted.

5.1.18 To the best of Seller’s knowledge, Seller is not in default under any reciprocal easement agreement or other recorded restrictive covenant affecting the Property.

5.1.19 Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

5.1.20 Neither Seller nor any of Seller’s officers is described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law. For purposes hereof, “Anti-Terrorism Law” shall mean Executive Order 13224, as amended; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06 et seq.; the Iraqi Sanctions Act, Pub.L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act; the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597.

5.2 Purchaser hereby represents and warrants to Seller as follows which representations are deemed to be remade by Purchaser at Closing and shall survive the Closing for a period of (2) years:

5.2.1 Purchaser has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than any party to be paid a commission pursuant to Paragraph 6.11.

5.2.2 This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid, and binding obligation of Purchaser enforceable against

Purchaser in accordance with its terms, and the execution and delivery thereof does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject; and that all the documents to be delivered by Purchaser to Seller at Closing will, at Closing, be duly authorized, executed and delivered by Purchaser and will be the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

5.2.3 Neither Purchaser nor any person holding a direct or indirect ownership interest in Purchaser is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law.

5.3 Each of the representations and warranties contained in Paragraphs 5.1 and 5.2 is made as of the Effective Date. The continued accuracy in all material respects of each party’s respective representations and warranties is a condition precedent to the other party’s obligation to close. In the event that on or prior to Closing either party becomes aware that any of such respective representations and warranties are not correct, said party shall promptly notify the other of such inaccuracy. If any of the other party’s representations and warranties is not correct in all material respects at the time the same is made or as of Closing and on or prior to the Closing the party which is the beneficiary of such representation or warranty has actual knowledge of such inaccuracy, the party which is the beneficiary of such representation or warranty as its sole and exclusive remedies may either (a) terminate this Agreement without liability on the part of Seller or Purchaser, other than Purchaser’s indemnity to Seller contained in Paragraph 3.3, and the Deposit will be returned to Purchaser, or (b) waive such matter, including the right to make any claim against Seller post-Closing and proceed to Closing. Solely for purposes of this Paragraph 5.3, “material” shall be defined as any breach for which the cost to cure is more than $50,000 for any individual breach or more than $100,000 in the aggregate for all separate and unrelated breaches. If the cost to cure any one or more of the Seller’s breaches is not material and Seller does not agree to cure the same, Purchaser and Seller shall be obligated to consummate the transaction, the cost to cure shall be escrowed with the Escrow Holder and Purchaser shall post-Closing cure the same and be reimbursed from the Escrow Holder for the cost of cure with any remaining amounts held in escrow to be disbursed to Seller. If either party has prior actual knowledge of a breach and at or prior to Closing fails to give any notice thereof to the other party, upon consummation of the purchase and sale said party shall be deemed to have waived such breach.

5.4 Notwithstanding anything to the contrary herein, Purchaser hereby acknowledges that Purchaser is purchasing the Property in an “AS IS” condition as of the expiration of the Review Period and without any reliance on any representation or warranty made by Seller except as given herein.

6. Closing.

6.1 The purchase and sale contemplated herein shall close (the “Closing”) at the office of the Escrow Holder on March 31, 2006 The Closing shall occur by delivery of the documents set forth in Paragraph 6.4 and payment of the Purchase Price to Seller. The sale may, at Purchaser’s option, be closed through escrow with the Escrow Holder in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by such holder with special provisions inserted (i) as may be required to conform with this Agreement and (ii) to close on a so-called “New York Style” basis. Seller agrees to execute a “gap indemnity” in favor of the Title Insurer if the same is required to close on a “New York Style” basis.

6.2 Purchaser has the right to assign this Agreement or to take title to the Property in the name of a nominee or assignee. Provided, however, without the written consent of Seller, which consent may be withheld in Seller’s sole discretion, Purchaser shall not assign this Agreement to any entity which obtains more than 50% of its revenue from the production of wood, laminate or vinyl floor coverings (a “Seller Competitor”). In the event that Purchaser desires to assign this Agreement to a Seller Competitor, Purchaser shall give Seller written notice of such proposed assignment and Seller shall have five (5) business days after such notice to notify Purchaser that it either consents or withholds its consent to such assignment. In the event the rights and obligations of Purchaser hereunder shall be assigned by Purchaser such assignee shall be substituted as Purchaser hereunder, shall be entitled to the benefit of and may enforce Seller’s covenants, representations and warranties hereunder as if such assignee were the original Purchaser hereunder (including the right to terminate this Agreement pursuant to Paragraph 3.4, if then applicable), and shall assume all obligations and liabilities of Purchaser hereunder, subject to any limitations of such liabilities and obligations hereunder or provided by law, except that if such assignee is in default of the Agreement then Purchaser shall be liable for the obligations hereunder.

6.3 Taxes, rental and other income, and operating or other expenses of the Property shall be prorated as of 12:01 a.m. on the day of Closing, with Purchaser receiving all income and being responsible for all expenses commencing as of such time. At least five (5) days prior to the Closing Date Seller shall supply Purchaser with the necessary information to compute or estimate the prorations, including such supporting evidence as Purchaser reasonably requests.

6.3.1 All general real estate taxes (“Taxes”) which constitute a lien or charge on the Property for the tax period in which the Closing Date occurs but are not due and payable as of the Closing Date shall be prorated at Closing. All Taxes for periods prior to the tax period in which the Closing Date occurs shall be paid by Seller on or before Closing or if not yet due, Purchaser shall receive a credit therefor. If Closing occurs prior to the receipt by Seller of the tax bill for the Property for the applicable tax period, credit to Purchaser for Taxes shall be based upon the estimated Taxes calculated based upon the most recent ascertainable assessed valuation and tax rates, but not less than the Taxes for the previous period with an adjustment to be made between the parties as provided in Paragraph 6.3.4. Prepaid Taxes shall be prorated as of the Closing Date. In the case of Assessments for which a lien has been imposed on the Real Property as of the Effective Date, Seller shall be responsible for all installments, whether currently due or due subsequent to Closing, prorated up to the Closing Date with Purchaser being responsible for installments which become a lien on the Property after the Closing Date. If Purchaser elects to consummate the transaction pursuant to Paragraph 5.3, all Assessments for which a lien on the Real Property are first imposed after the Effective Date shall be borne by Purchaser.

6.3.2 Seller and Purchaser shall endeavor to obtain meter readings and account changeovers for the Property on the day before the Closing Date, and if such readings and changeovers are obtained, there shall be no proration of such items. In such event Seller shall pay the bills for the period to and including the day before the Closing Date and Purchaser shall pay the bills for day of Closing and thereafter. If meter readings cannot be obtained prior to the Closing Date, utility charges shall be prorated based upon historical utility charges for such month adjusted for current rates and levels of occupancy. Seller shall pursue reimbursement for any prepaid utility bills directly with the applicable utility.

6.3.3 Fees and charges pursuant to any Service Contracts relating to the Property, if any, shall be paid by Seller prior to Closing.

6.3.4 In the event that final calculations cannot be made for any expense item, including Taxes, prior to Closing, Purchaser and Seller shall estimate the proration at Closing and shall reprorate such items as soon as adequate information is available. Payments in connection with the final adjustments shall be made by Seller or Purchaser, as the case may be, within ten (10) days after notice.

6.3.5 All title charges (including endorsements and reinsurance charges but excluding costs required to cure title exceptions), and survey costs, shall be paid by Purchaser at closing. Escrow or closing fees, sale and transfer taxes, recording fees or taxes, documentary taxes and similar taxes and fees imposed upon the transfer of the Property by Law shall be split equally between Seller and Purchaser. The parties will execute and deliver any required transfer or other similar tax declarations to the appropriate governmental entity at Closing.

6.4 Closing Deliveries.

6.4.1 Possession of the Property shall be delivered to the Purchaser on the date of Closing and Seller shall thereupon deliver to Purchaser , all keys, and other items used in connection with the management and operation of the Property.

6.4.2 At or before the Closing, Seller shall deliver to the Title Insurer (for delivery to Purchaser upon Closing) the following (other than the materials described in Paragraph 6.4.2.7, which shall be delivered directly to Purchaser by Seller substantially concurrent with the Closing):

6.4.2.1 Special Warranty Deed (the “Deed”);

6.4.2.2 an affidavit in customary form that Seller is not a foreign person within the meaning of Section 1445(e) of the Code, in the form of Schedule 6.4.2.2 ;

6.4.2.3 such affidavits as are customarily required by Title Insurer in connection with issuance of the owner’s extended coverage title insurance policy, including the Title Insurer’s standard form of mechanics’ lien and judgment affidavit;

6.4.2.4 a bill of sale conveying the Personal Property, if any.

6.4.2.5 a “bring down certificate” stating that Seller’s representations and warranties are true and correct as of the Closing Date, in the form of Schedule 6.4.2.5;

6.4.2.6 any necessary documents to transfer control to Purchaser of all architectural and other approval rights, including membership in any associations or committees , under the existing covenants, conditions and restrictions affecting the Property, if applicable;

6.4.2.7 such resolutions, authorizations, bylaws or other corporate, limited liability company and/or partnership documents relating to Seller as shall be reasonably required by the Title Insurer and Purchaser’s counsel;

6.4.2.8 keys to all locks located in or about any portion of the Property;

6.4.2.9 any document necessary to remove any broker’s lien in connection with this transaction;

6.4.2.10 any transfer document or inspection or other certificate required by any applicable Law in connection with this transaction;

6.4.2.11 a waiver of any tax withholding which may be imposed upon Purchaser due to Seller’s obligation to pay taxes; and

6.4.2.12 all other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein, including any reasonable closing documents requested by Title Insurer (provided that in no event shall any such document increase the liability of Seller).

6.5 At or before the Closing, Purchaser shall deliver to Title Insurer (for delivery to Seller upon Closing) the following:

6.5.1 good federal funds in an amount equal to the Purchase Price less the Deposit (if cash) and interest, if any, thereon, plus or minus prorations as provided herein and plus funds sufficient to pay Purchaser’s closing costs hereunder;

6.5.2 such affidavits as are customarily required by Title Insurer in connection with issuance of the owner’s title insurance policy;

6.5.3 such resolutions, authorizations, bylaws or other corporate, limited liability company and/or partnership documents or agreements relating to Purchaser as shall be required by Title Company;

6.5.4 all other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein, including any reasonable closing documents requested by Title Insurer (provided that in no event shall any such document increase the liability of Purchaser); and

6.5.5 a “bring down certificate” stating that Purchaser’s representations and warranties are true and correct as of the Closing Date, in the form of Schedule 6.4.2.5

6.6 At the Closing, Seller and Purchaser will execute and deliver to the Title Insurer the following documents in proper form:

6.6.1 Closing Statement; and

6.6.2 City, county and state transfer tax declarations or similar instruments, if any.

6.7 Seller and Purchaser hereby designate Title Company as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Code and agree to execute such documentation as is reasonably necessary to effectuate such designation.

6.8 Purchaser’s obligation to proceed to Closing shall be conditioned upon Seller’s performance of the following additional obligations, provided that Purchaser may in its sole discretion elect to waive failure by Seller to perform any particular obligation.

6.8.1 Seller shall deliver to Purchaser satisfactory evidence that at Closing there will be no outstanding contracts made by Seller for any improvements to the Property and that Seller has caused, or shall at Closing cause, to be discharged all mechanics’, materialmen’s and service provider’s liens, arising from any labor or materials or services, including brokerage, furnished prior to Closing.

6.8.2 As of a date no earlier than three (3) business days prior to Closing Seller shall deliver to Purchaser a corporate lien search reports on Seller from the Pennsylvania Department of Revenue state in which the Property is located showing no outstanding corporate taxes due from Seller.

6.8.3 The physical condition of the Property shall be substantially the same on the Closing Date as on the date of Purchaser’s execution of this Agreement, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Paragraph 6.9.4).

6.8.4 Title Insurer shall be irrevocably and unconditionally committed to issue to Purchaser the Title Policy in the form approved or deemed approved by Purchaser pursuant to Paragraph 4.1 with the endorsements required by Paragraph 4.1 (subject only to payment of the premium therefor by Purchaser).

6.8.5 All of Seller’s representations and warranties contained herein shall be true and correct on the Closing Date.

6.9 Between the Effective Date and the Closing, Seller shall:

6.9.1 operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property.

6.9.2 not permit or consent to any new loans affecting the Property,

6.9.3 not without first obtaining the written consent of Purchaser enter into any other contracts (unless such contracts may be terminated at or prior to Closing at no cost to Purchaser) pertaining to the Property,

6.9.4 maintain the Property in condition at least as good as at the time of Purchaser’s inspection under Paragraph 3.3 above,

6.9.5 promptly notify Purchaser of any condemnation, environmental, zoning or other land use regulation proceedings, any notices of violations of any Laws and any litigation that arises out of the ownership of the Property, in each case to the extent Seller obtains knowledge thereof,

6.9.6 maintain or cause to be maintained, at Seller’s sole cost and expense, all polices of insurance currently in effect with respect to the Property (or comparable replacements thereof),

6.9.7 deliver to Purchaser copies of any bills Taxes and personal property taxes and copies of any notices pertaining to real estate taxes, Assessments or other matters of material importance to the Property that are received by Seller after the Effective Date, even if received after Closing, and

6.9.8 not create any new encumbrance or lien affecting the Property.

6.10 Seller shall not, after the Effective Date, enter into any leases without in each case obtaining Purchaser’s prior written consent thereto, which consent shall include approval of the financial condition of the proposed tenant, the configuration of the space to be leased, and the terms of such lease (including, without limitation, the rent and any concessions provided under such proposed lease), which consent may be withheld or conditioned in Purchaser’s sole and absolute discretion. Seller shall deliver to Purchaser, together with any request for approval of a lease, a copy of the proposed lease, a description of the proposed tenant and its proposed use of the premises, and whatever financial information on the proposed tenant Seller has received, as well as any additional information reasonably requested by Purchaser (including, without limitation, if applicable, an environmental questionnaire). Notwithstanding anything to the contrary provided in this Paragraph 6.10, if Purchaser fails to approve in writing any such lease within five (5) business days after Purchaser’s receipt of such request and information, Purchaser shall be deemed to have disapproved such lease. The tenant improvements, tenant allowances and leasing commissions relating to any lease shall be paid as determined by Seller and Purchaser as part of the approval process.

6.11 Seller and Purchaser each warrant and represent to the other that it has not had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with the sale contemplated herein except for CB Richard Ellis/Harrisburg and Armstrong Realty Group, whose commission and fees shall be paid by Seller. In the event that any other broker or finder makes a claim for a commission or finder’s fee based upon any contact, dealings or communication, the party whose conduct is the basis for the broker or finder making its claim shall indemnify, defend and hold harmless other party against and from any commission, fee, liability, damage, cost and expense, including without limitation, attorneys’ fees, arising out of or resulting from any such claim. The provisions of this Paragraph 6.11 shall survive the Closing, or in the event that the Closing does not occur, the termination of this Agreement.

7. Default.

7.1 If any action is brought by either party against the other party, the prevailing party shall be entitled to recover court costs incurred and reasonable attorneys’ fees and costs.

7.2 The obligations of Purchaser and Seller contained herein are intended to be binding only on the respective property of the Seller and Purchaser and shall not be personally binding upon, nor shall any resort be had to the private properties of any of the members, managers, employees, directors or officers. All documents to be executed by Seller and Purchaser shall also contain the foregoing exculpation.

7.3 IF SELLER DEFAULTS HEREUNDER, PURCHASER MAY, AS ITS SOLE AND EXCLUSIVE REMEDY EXCEPT WHERE ANOTHER REMEDY IS SPECIFICALLY PROVIDED TO PURCHASER UNDER THIS AGREEMENT, (I) TERMINATE THIS AGREEMENT, RECEIVE THE RETURN OF THE DEPOSIT, (II) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT OR (III) IN THE CASE OF A WILLFUL DEFAULT BY SELLER, SUE SELLER FOR DAMAGES. IF SAID SALE IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF PURCHASER, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF SUCH A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF SUCH A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF PURCHASER.

7.4 If Purchaser rightfully terminates this Agreement pursuant to the provisions of Paragraph 3, 4.1, 5.3, 6.8, 7.3 or 8.2, or pursuant to any other right of Purchaser to terminate hereunder, Purchaser may, without limiting any other rights or remedies of Purchaser, obtain the return of the Deposit and Seller shall have no right thereto.

7.5 Subsequent to Closing and unless Purchaser has waived the same as specifically provided herein, Seller agrees to defend, indemnify and hold Purchaser free and harmless from and against any losses, damages, costs or expenses (including attorneys’ fees) resulting from: (i) any inaccuracy in or breach of any representation or warranty of Seller; and (ii) any breach or default by Seller under any of Seller’s covenants or agreements under this Agreement.

8. Miscellaneous.

8.1 This Agreement supersedes any and all agreements between the parties hereto regarding the Property which are prior in time to this Agreement and can be amended only in writing.

8.2 If the Improvements are destroyed or materially damaged, or if condemnation proceedings are commenced against the Property, between the Effective Date and the Closing, Purchaser may terminate this Agreement upon notice to Seller on or before fifteen (15) days after Seller notifies Purchaser of such damage or condemnation. If Purchaser elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards payable to Seller by reason of such damage or condemnation shall be paid or assigned to Purchaser; Seller shall also pay to Purchaser the amount of any deductible and/or co-insurance under any such policy. In the event of non-material damage to the Property, which damage Seller is unwilling to repair prior to Closing, Purchaser shall accept the Property in its then condition and in doing so, shall be entitled to a reduction in the Purchase Price to the extent of (i) the cost of repairing such damage, as determined by engineers employed by Purchaser as part of its due diligence as provided in Paragraph 3.3.

8.3 Time is of the essence of this Agreement.

8.4 Any tender, notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) upon delivery to a private contract carrier that assures same or next day delivery and provides a receipt, (iii) upon receipt, if transmitted by facsimile telecopy, with a copy sent on the same day by one of the other permitted methods of delivery, or (iv) upon receipt or refused delivery, if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt requested, and in all cases addressed as follows:

If to Seller:	Armstrong World Industries - Legal
Department
Attn: Michele M. Nicholas, Esq. and
James Bowers
2500 Columbia Avenue
Lancaster, PA 17603

Fax No. (717) 396-6121 and
(717)396-6136

With a copy to:
Maria D. Elliott, Esq.
Barley Snyder LLC
126 East King Street
Lancaster, PA 17602

Fax No. (717) 291-4660

If to Purchaser:	S-J Realty Management
1181 Sussex Road
Teaneck, New Jersey 07666
Tel. No: 201-638-7247
Fax No: 201-836-5334

With Copy to:	Seyfarth Shaw LLP
55 East Monroe Street
Suite 4200
Chicago, Illinois 60603
Attn: Jeffrey D. Friedman
Tel. No. 312-346-8000
Fax No. 312-269-8869

or such other addresses as either party may from time to time specify in writing to the other.

8.5 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and Purchaser may not assign its rights or obligations hereunder except as provided in Paragraph 6.2.

8.6 The performance and interpretation of this Agreement shall be controlled by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the Bankruptcy Code.

8.7 During the terms of this Agreement, Seller shall not continue to list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition or financing of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition or financing of the Property and shall so instruct its Agents, including the broker named in Paragraph 6.11.

8.8 This Agreement of Purchase and Sale is subject to the approval, consent and ratification of the Seller’s Board of Directors and delivery of notification thereof to Purchaser on or before sixty (60) days after the Effective Date. In the event that such notification is not delivered to Purchaser, Purchaser and Seller shall each have the right to terminate this Agreement by written notice to other in which event neither party shall have any further rights or obligations hereunder and the Deposit shall be returned to Purchaser.

8.9 Seller filed a voluntary petition for relief under Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) on December 6, 2000 in the United States Bankruptcy Court, District of Delaware (the “Bankruptcy Court”), as Case No. 00-4471 (RJN) (Jointly Administered) (the “Bankruptcy Case”) and in accordance with Sections 1107 and 1108 of the Bankruptcy Code, continues to operate and manage its business as debtor-in-possession. This Agreement of Purchase and Sale is subject to an entry by the Bankruptcy Court of an order approving the Agreement. Upon mutual execution of this Agreement, Seller shall immediately seek approval of the sale from the Bankruptcy Court. Purchaser shall fully cooperate with Seller in obtaining such order, including, providing evidence reasonably necessary to obtain said order. Purchaser shall not be required to agree to any material changes in the terms of this Agreement to enable Seller to obtain said order and said order shall not otherwise alter Purchaser’s rights or obligations under this Agreement. Said order shall provide for the transfer of the property to purchaser free and clear of all liens and other claims of creditors of Seller or the Property. In the event that said order is not obtained, then Seller and Purchaser shall each have the right to terminate this Agreement by written notice to the other in which event neither party shall have any further rights or obligations hereunder and the Deposit shall be returned to Purchaser.

8.10 The parties agree that the Bankruptcy Court shall retain exclusive jurisdiction until the Bankruptcy Case is closed over the construction and enforcement of this Agreement, including, but not limited to, the performance of the obligations and transactions contemplated hereunder and over any disputes between the parties arising herefrom or in respect hereof.

8.11 Formal tender of an executed deed and purchase money is waived.

8.12 This Agreement may be executed in counterparts, each of which counterpart shall be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by the parties by way of transmission through a facsimile machine; such a copy shall have the same legal enforceability and binding effect upon the parties as though it were signed by all parties in original form.

[THIS SPACE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

Dated: , 2005	Dated: , 2005

SELLER:	PURCHASER:

ARMSTRONG WORLD INDUSTRIES, a	S-J REALTY MANAGEMENT LLC, a
Pennsylvania_corporation	New Jersey limited liability company

By	/s/ Frank J Ready	By	/s/ Samuel Kirchenbaum
Its	President & CEO North American Floor Products		Samuel Kirchenbaum, Manager

Address: 2500 Columbia Avenue, Lancaster, PA 17603	Address:

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	LEGAL DESCRIPTION
Schedule 2	EARNEST MONEY ESCROW INSTRUCTIONS
Schedule 4.1	SURVEY REQUIREMENTS
Schedule 5.1.15	LEASES
Schedule 6.4.2.2	FIRPTA
Schedule 6.4.2.4	REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES

EXHIBIT A

LEGAL DESCRIPTION

[to be inserted upon completion of the survey]

Schedule 4.1

SURVEY REQUIREMENTS

1.	Certification by licensed surveyor to purchasing entity and title company:

THE UNDERSIGNED DOES HEREBY CERTIFY THAT A SURVEY WAS THIS DAY MADE ON THE GROUND ON THE PROPERTY LEGALLY DESCRIBED HEREON OR IN ATTACHED FIELD NOTES PREPARED BY THE UNDERSIGNED AND IS CORRECT. THAT THERE ARE NO VISIBLE DISCREPANCIES, CONFLICTS, SHORTAGES IN AREA, BOUNDARY LINE CONFLICTS, ENCROACHMENTS, OVERLAPPING OF IMPROVEMENTS, EASEMENTS OR RIGHTS OF WAY, EXCEPT AS SHOWN ON THE PLAT HEREON; THAT SAID PROPERTY HAS ACCESS TO AND FROM A PUBLIC ROADWAY; THAT ALL UTILITIES ARE CONNECTED TO PUBLIC MAINS EITHER IN THE PUBLIC ROADWAY ADJOINING SAID PROPERTY OR THROUGH VALID EASEMENTS AS SHOWN ON THE PLAT HEREIN; AND THAT THE PLAT HEREON IS A TRUE, CORRECT AND ACCURATE REPRESENTATION OF THE PROPERTY DESCRIBED HEREINABOVE. FURTHER, THE UNDERSIGNED HEREBY CERTIFIES THAT HE HAS CALCULATED THE QUANTITY OF LAND OR ACREAGE CONTAINED WITHIN THE TRACT SHOWN ON THIS PLAT OF SURVEY AND DESCRIBED HEREON OR IN SAID ATTACHED FIELD NOTES AND CERTIFIES THAT THE QUANTITY OF LAND SHOWN HEREON IS CORRECT.

2.	Legal description identical to legal in title commitment.

3.	Shows all lot lines and monuments, improvements, curb cuts driveways, fences, paved areas, encroachments and building lines.

4.	Locates all recorded and unrecorded easements, covenants, restrictions and roadways and indicates recording information for each.

5.	Shows all railway and utility lines, including water and sewer, to the point of connection to the public system and, if crossing other property, the full extent of the easements through which such railway or utility line passes.

6.	Shows full extent of all insured easements.

7.	Locates and counts all parking spaces and indicates representative dimensions and those reserved for handicapped users.

8.	Indicates height of buildings from ground level and distances of building from lot line.

9.	Indicates area of lot and rentable floor area of buildings and, if required by local zoning ordinances, area of landscaped portions and/or open areas.

10.	Locates and indicates the size of all loading docks.

11.	Locates all signs on the property and indicates height, size and setback from streets.

12.	Contains any other information necessary to determine if that property complies with applicable zoning ordinance other than matters relating to uses of the property.

13.	Meets the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including all Table A Optional Survey Responsibilities and Specifications.

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Schedule 5.1.15

LEASES

Schedule 6.4.2.2

FIRPTA

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Armstrong World Industries, Inc. (“Seller”), Seller hereby certifies the following:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller’s U.S. employer identification number is 23-0366390 ; and

3. Seller’s principal place of business is 2500 Columbia Avenue, Lancaster, PA 17603.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

SELLER:

By:	/s/ Frank J Ready
Its:	President & CEO North American Floor
Products

Schedule 6.4.2.5

REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES

The undersigned hereby certifies to                      (“Purchaser”/“Seller”), on and as of the date set forth below that all representations and warranties contained in Paragraph 5 of that certain Agreement of Purchase and Sale (the “Agreement”), by and between                                     , and Purchaser/Seller are true and correct in all material respects on and as of the date set forth below.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this      day of             , 2005.

SELLER/PURCHASER:

By:

ESCROW INSTRUCTIONS

These Escrow Instructions (“These Escrow Instructions”) are entered into as of this _ day of ____, __ by and between ARMSTRONG WORLD INDUSTRIES (“Seller”), S-J REALTY MANAGEMENT LLC (“Purchaser”), and CB TITLE GROUP LLC (“Escrow Holder”).

RECITALS:

A. WHEREAS, Seller and Purchaser have entered into that certain Agreement of Purchase and Sale dated              (the “Agreement”), whereby Seller agreed to sell and Purchaser agreed to purchase certain real property located at 2913 Spooky Nook Road in East Hempfield Township. Lancaster County, Pennsylvania, more particularly described therein (the “Property”);

B. WHEREAS, the Agreement obligates Purchaser to deposit the sum of One Hundred Thousand and no/100 Dollars ($100,000.00) with the Escrow Holder within five (5) business days after the Effective Date to secure its obligations under the Agreement, the Cash Deposit, together with any interest earned on the Cash Deposit, shall be referred to herein as the “Deposit”); and

C. WHEREAS, the parties now desire to set forth the terms and conditions of the Escrow.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1. The parties agree that the Cash Deposit will be placed in an interest-bearing escrow account or other interest bearing instrument which Purchaser may elect from among those offered by Escrow Holder. Any interest earned on the Deposit, less investment fees, shall be deemed to be part of the Deposit.

2. In the event that either party delivers a request for the Deposit to Escrow Holder after the Termination Date, Escrow Holder shall notify the other party of such request and, if Escrow Holder does not receive a notice from the other within seven (7) days after the Escrow Holder’s notice disputing the disbursement, Escrow Holder shall disburse the Deposit in accordance with the request. In the event that any party hereto timely delivers a notice to the other parties hereto disputing a disbursement request, Escrow Holder shall continue to hold such disputed funds until Escrow Holder shall receive a joint order from Purchaser and Seller requesting such disbursement or Escrow Holder shall receive an order, judgment or decree of any court ordering disbursement. In the event that Escrow Holder complies with any orders, judgments or decrees issued or entered by any court, Escrow Holder shall not be liable to any of the parties hereto by reason of such compliance. In the absence of such a joint order or court order, Escrow Holder may do nothing or may commence an interpleader action as set forth in Paragraph 3 below.

3. Escrow Holder may pay the Deposit into a court of competent jurisdiction upon commencement by Escrow Holder of an interpleader action in such court. The costs and attorneys fees of Escrow Holder for such interpleader action shall be paid one-half by each of the parties.

4. For purposes of These Escrow Instructions, notices sent by facsimile or personal delivery may be addressed as follows:

If to Seller:	Armstrong World Industries - Legal
Department
Attn: Michele M. Nicholas, Esq.
and James Bowers
2500 Columbia Avenue
Lancaster, PA 17603
Fax No. (717) 396-6121
(717) 396-6136

With a copy to:
Maria D. Elliott, Esq.
Barley Snyder LLC
126 East King Street
Lancaster, PA 17602
Fax No. (717) 291-4660

If to Purchaser:	S-J Realty Management LLC
1181 Sussex Road
Teaneck, New Jersey 07666
Tel. No: 201-638-7247
Fax No: 201-836-5334

With Copy to:	Seyfarth Shaw LLP
55 East Monroe Street
Suite 4200
Chicago, Illinois 60603-5803
Attn: Jeffrey D. Friedman
Tel. No. 312-346-8000
Fax No. 312-269-8869

2

If to Escrow Holder	CB Title Group, LLC
140 Mountain Avenue, Suite 101
Springfield, New Jersey 07081
Attn: Cliff Bernstein
Tel No. (914) 980-7822
Fax No. (914) 992-7303

5. Escrow Holder shall have only such duties as are herein specifically provided and shall incur no liability whatsoever, except for willful misconduct or negligence so long as Escrow Holder has acted in good faith. Escrow Holder shall be fully protected in acting in accordance with any written instrument given to it hereunder and believed by it to have been signed by any proper party. In case of any suit or proceeding regarding this Escrow, to which the Escrow Holder is or may be at any time a party, it shall have a lien on the contents hereof for any and all costs, attorney’s and solicitor’s fees whether such attorney(s) or solicitor(s) shall be regularly retained or specially employed, and other expenses which it may have incurred or become liable for on account hereof, and it shall be entitled to reimburse itself therefor out of the Deposit, and the undersigned jointly and severally agree to pay to the Escrow Holder upon demand all such costs, fees and expenses so incurred.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ARMSTRONG WORLD INDUSTRIES	S-J REALTY MANAGEMENT LLC, a
New Jersey limited liability company

By:	By:	/s/ Samuel Kirchenbaum
Samuel Kirchenbaum
Its:	Its:	Manager

CB TITLE GROUP LLC

By:
Its:

Agreed to and accepted as of this      day of             , 2005.

3

CBRE

CB RICHARD ELLIS

EXCLUSIVE RIGHT TO SELL AGREEMENT

In consideration of the covenants herein contained, Armstrong World Industries, hereinafter referred to as “Owner,” hereby grants to CB Richard Ellis/Harrisburq, hereinafter referred to as “Broker,” the exclusive right, on the conditions outlined herein, to list property hereinafter described for sale and use its best efforts to find a buyer at the price and terms set forth herein or such other price and terms that the owner may agree upon until 12 midnight on June 28, 2006..

PROPERTY BEING LISTED FOR SALE:	2913 Spooky Nook Road
Manheim, PA 17545

SALE PRICE: $21,000,000.00

TERMS OF SALE: Cash, conventional

BROKERAGE TERMS AND CONDITIONS: Broker and Owner have discussed and agreed upon the length or term of this contract, and the fee that Owner will pay Broker. Owner agrees to pay Broker a commission of four (4%) computed on the final gross sale price of the property (1) if a buyer is procured by the Broker, the Owner, or anyone else during this exclusive listing period and the sale closes; (2) after the expiration of this listing agreement, if the property is sold, conveyed or otherwise transferred within 180 days after the termination of this agreement or any extension thereof to anyone with whom the broker, its agents, or sub-agents have exposed to or negotiated with prior to final termination, provided Owner is given written notice, including the names of prospective buyers, before or upon termination of this agreement or any extension thereof. CB Richard Eilis/Harrisburg recognizes that Armstrong Realty Group is a licensed brokerage house and agrees to share a 25% referral with Armstrong Realty Group.

It is agreed that in the event Owner fails to comply with this contract and it becomes necessary for Broker to obtain the services of an attorney for the collection of its commission, if successful the Broker will be entitled to all costs and expenses, including reasonable attorney’s fees associated with the collection of its commission.

Inquiries: Owner agrees to refer to and notify Broker of any prospective buyers of whom he has knowledge. Owner further agrees to fully cooperate with the Broker, or other agents, acting through Broker, to facilitate the sale of the property. Broker is acting as Seller Agent, as described in the Consumer Notice.

COOPERATION WITH OTHER BROKERS: Licensee has explained Broker’s company policies about cooperating with other brokers. Broker and Owner agree that Broker will pay from Broker’s Fee:

A. A fee to another broker who represents the Owner (SUBAGENT).
☒ No ☐ Yes If Yes, amount:	of/from the sale price,

B. A fee to another broker who represents a buyer (BUYER’S AGENT). A Buyer’s Agent, even if compensated by Broker or Owner, will represent the interests of the buyer,
☒ No ☐ Yes If Yes, amount:	of/from the sale price,

C. A fee to another broker who does not represent either the Owner or a buyer (TRANSACTION LICENSEE).
☒ No ☐ Yes If Yes, amount	of/from the sale price.

Exclusive Right to Sell Agreement	CBRE
Page2	CB RICHARD ELLIS

DUAL AGENCY:

Owner agrees that Broker may also represent the buyer(s) of the Property. Broker is a DUAL AGENT when representing both Owner and the buyer in the sale of a property.

Designated Agency

☐ Not Applicable,

☒ Applicable. Broker, as the Dual Agent, may designate licensees to represent the separate interests of Owner and the buyer. If Property is introduced to the buyer by a licensee in the Company who is not representing the buyer, then that licensee is authorized to work on behalf of Owner, If Licensee is also the Buyer Agent, then Licensee is a DUAL AGENT.

OTHER PROPERTIES: Owner agrees that Broker may list other properties for sale that Broker may show other properties to prospective buyers.

PROPERTY INFORMATION: Owner agrees to furnish Broker with complete and reliable information about the ownership and condition of the property, any encumbrances or liens affecting the property, and any material defects or environmental hazards. Owner agrees to defend, indemnify, and hold harmless Broker, its agents, or sub-agents, including indemnification for attorney’s fees and court costs, from any and all claims arising out of any information or omission of information presented to Broker by Owner.

ITEMS INCLUDED IN THE PRICE OF THE PROPERTY:

A. Included in the sale and purchase price are all existing items permanently installed in the Property, free of liens, including plumbing, heating and light fixtures.

B. ☐ See attached sheet for additional items included in the sale,

INSPECTION: Owner agrees to arrange for the inspection of the property by Broker, its agents, and prospective purchasers as deemed reasonably necessary by Broker.

EARNEST MONEY: Owner will accept and hold earnest money deposit in accordance with the terms of the written contract for sale of the property.

DISCLOSURE BY LiEN HOLDERS: Owner hereby authorizes anyone having a iien against the property to disclose complete information about the lien to Broker.

NONDISCRIMINATION: It is agreed that this property is listed in full compliance with local, state, and federal laws against discrimination on the bases of race, color, religion, sex, or national origin.

OWNERSHIP: Owner acknowledges ownership of the property and agrees to execute and deliver a deed to a buyer conveying a marketable fee simple title with general warranty, subject to easements and restrictions of record, if any.

ADVERTISING: Broker may not place a “For Sale” sign on property, and a “Sold” sign upon Owner’s execution of a sales agreement. Owner agrees to remove all other signs immediately. Property may be advertised only by listing Broker and shown only by appointment made by or through listing Broker.

2

Exclusive Right to Sell Agreement	CBRE
Page 3	CB RICHARD ELLIS

RECOVERY FUND: Pennsylvania has a Real Estate Recovery Fund (the Fund) to repay any person who has received a final court ruling (civil judgment) against a Pennsylvania real estate licensee because of fraud, misrepresentation, or deceit in a real estate transaction. The Fund repays persons who have not been able to collect the judgment after trying all lawful ways to do so. For complete details about the Fund, call (717) 783-3658, or (800) 822-21 13 (within Pennsylvania) and (717) 783-4854 (Outside Pennsylvania).

ENTIRE CONTRACT: This Contract is the entire agreement between Broker and Owner, Any verbal or written that were made before are not a part of this Contract.

OWNER AND BROKER AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND OWNER ACKNOWLEDGES RECEIPT OF AN EXECUTED COPY HEREOF. IF EXECUTED BY MORE THAN ONE OWNER, THE OBLIGATIONS OF THE OWNERS HEREUNDER SHALL BE JOINT AND SEVERAL The individuals) signing on behalf of Owner herein represent that he/she has the authority to sign this Agreement, has received approval to do so, and is committing Owner to the terms, conditions, and obligations of Owner outlined in this Agreement. If Owner is a corporation, the undersigned represents that, he/she has the authority to sign.

RESERVATIONS: It is agreed that Armstrong World Industries will reserve “American LaFrance” for a period of 30 days. CB Richard Ellis will agree that they are not owed a commission if a letter of intent takes place between “American LaFrance” and “Armstrong World industries” with in 30 days after the execution of this document that leads to an agreement of sale and the closing of the property to American LaFrance.

AGREED TO AND ACCEPTED THIS 12 DAY OF July 2005.

RECEIPT OF A COPY OF THIS AUTHORIZATION AGREEMENT IS HEREBY ACKNOWLEDGED.

/s/ James H Doherty
OWNER:

OWNER:

BY: CB RICHARD ELLIS

/s/ Patrick Lafferty
Patrick Lafferty, Vice President

/s/ Michael Hess
Michael Hess, Senior Associate

3